Exhibit 99.1

Contact:

Julie Wood

Vice President, Public Affairs

650-266-2505

Onyx Pharmaceuticals Reports Third Quarter 2011 Financial Results

Global Nexavar Sales Increase 11% to $250.3 Million; Bayer Partnership Expanded

SOUTH SAN FRANCISCO, CA — November 2, 2011 — Onyx Pharmaceuticals, Inc. (NASDAQ: ONXX) today reported its financial results for the third quarter 2011. Onyx reported a non-GAAP net loss of $19.5 million, or $0.31 per diluted share, for the third quarter 2011 compared to a non-GAAP net income of $55.3 million, or $0.84 per diluted share, for the same period in 2010. A description of the non-GAAP calculations is provided below in the accompanying table entitled “Reconciliation of GAAP to Non-GAAP Net Income (Loss).”

“We are continuing our strong momentum in 2011, building two robust oncology platforms – one in kinase inhibition and the other in proteasome inhibition,” said N. Anthony Coles, M.D., president and chief executive officer of Onyx. “The submission of our new drug application for carfilzomib demonstrates our commitment to getting this important therapy to patients as quickly as possible. For the kinase inhibitor business, Nexavar delivered another quarter of solid operating performance, primarily driven by sales growth in the Asia Pacific and U.S. regions, and we continue to see even more opportunity with this therapy in the approved indications and, potentially, other tumor types. The recent Bayer settlement also gives us a significant interest in regorafenib, and with a successful pivotal trial in colorectal cancer, we are excited about the prospect of this new therapy for patients.”

Recent business highlights include submission of the New Drug Application (NDA) to the U.S. Food and Drug Administration (FDA) during September 2011 under the accelerated approval process for carfilzomib, and the restructuring of our partnership with Bayer HealthCare Pharmaceuticals Inc., or Bayer, during October 2011 for the global development and marketing of Nexavar® (sorafenib) tablets. The Company also entered into a new agreement with Bayer related to regorafenib, a late-stage oncology compound.

On a GAAP basis, Onyx reported a net loss of $36.9 million, or $0.58 per diluted share, for the third quarter 2011 compared to a net income of $41.5 million, or $0.66 per diluted share, for the same period in 2010. A description of the non-GAAP calculations and reconciliation to comparable GAAP measures is provided in the accompanying table entitled “Reconciliation of GAAP to Non-GAAP Net Income (Loss).”

Revenue from Collaboration Agreement

Global Nexavar net sales, which are recorded by Onyx’s collaborator, Bayer, were $250.3 million for the third quarter 2011, an increase of $24.1 million, or 11%, compared to $226.2 million for the same period in 2010. Onyx and Bayer are marketing and developing Nexavar® (sorafenib) tablets, an anticancer therapy currently approved for the treatment of unresectable liver cancer and advanced kidney cancer in over 100 countries worldwide.

For the third quarter 2011, Onyx reported total revenue from collaboration agreement of $75.0 million compared to $63.7 million for the same period in 2010.

License Revenue

In the third quarter 2010, Onyx recorded license revenue of $59.2 million, reflecting a fee earned as a part of the consideration under the September 2010 exclusive license agreement with Ono Pharmaceutical Co., Ltd.

Operating Expenses

Onyx recorded research and development expenses of $58.5 million in the third quarter 2011 compared to $44.6 million for the same period in 2010. The increase in research and development expense was primarily due to investments in the development of carfilzomib, particularly the Phase 3 ASPIRE and FOCUS trials as well as increased investment in the manufacturing of carfilzomib.

Selling, general and administrative expenses were $42.6 million in the third quarter 2011, compared to $25.9 million for the same period in 2010. Higher selling, general and administrative expenses between periods were primarily due to planned increases in employee headcount and related costs, legal costs, and selected pre-launch spending for carfilzomib.

Onyx recorded $5.9 million of non-cash contingent consideration expense in the third quarter 2011 associated with changes in the fair value of the liability for contingent consideration recorded for the potential milestone payments under the Proteolix acquisition.

Interest Expense

Interest expense of $5.1 million for the third quarter 2011 primarily relates to the 4.0% convertible senior notes due 2016 issued in August 2009 and includes non-cash imputed interest expense of $2.6 million as a result of the application of ASC 470-20.

Cash, Cash Equivalents and Marketable Securities

On September 30, 2011, cash, cash equivalents, and current and non-current marketable securities were $529.7 million compared to $577.9 million at December 31, 2010. This excludes restricted cash of $31.9 million at December 31, 2010. Subsequent to September 30, 2011, the Company received $160 million as part of the sale of Nexavar royalties in Japan, to Bayer.

Nine-Month Results

Nexavar net sales, as recorded by Bayer, were $731.5 million and $676.7 million for the nine months ended September 30, 2011 and 2010, respectively. Non-GAAP net loss for the nine months ended September 30, 2011 was $60.9 million, or $0.96 per diluted share, compared to non-GAAP net income of $56.6 million, or $0.90 per diluted share for the same period in 2010. A description of the non-GAAP calculations is provided below in the accompanying table entitled “Reconciliation of GAAP to Non-GAAP Net Income (Loss).” For the nine months ended September 30, 2011, on a GAAP basis Onyx recorded a net loss of $140.6 million, or $2.22 per diluted share, compared with a net loss of $67.7 million, or $1.08 per diluted share, for the same period in 2010.

Management Conference Call Today

Onyx will host a webcast and teleconference with management to discuss third quarter 2011 financial results, as well as provide a general business overview, on Wednesday, November 2, 2011, at 5:00 p.m. Eastern Time (2:00 p.m. Pacific Time). Financial results for the third quarter ended September 30, 2011 will be released earlier that day.

Interested parties may access a live webcast of the presentation on the company’s website at:

http://www.onyx-pharm.com/investors/event-calendar

or by dialing 847-585-4422 and using the passcode 9667816#. A replay of the presentation will be available on the Onyx website or by dialing 630-652-3042 and using the passcode 9667816# approximately one hour after the teleconference concludes. The replay will be available through November 16, 2011.

About Onyx Pharmaceuticals, Inc.

Based in South San Francisco, California, Onyx Pharmaceuticals, Inc. is a global biopharmaceutical company engaged in the development and commercialization of innovative therapies for improving the lives of people with cancer and other serious diseases. The company is focused on developing novel medicines that target key molecular pathways. For more information about Onyx, visit the company’s website at www.onyx-pharm.com.

Nexavar® (sorafenib) tablets is a registered trademark of Bayer HealthCare Pharmaceuticals, Inc.

This news release contains “forward-looking statements” of Onyx within the meaning of the federal securities laws. These forward-looking statements include, without limitation, statements regarding sales trends and commercial activities, the timing, progress and results of clinical development, and the agreements reached by Bayer and Onyx regarding Nexavar and regorafenib. These statements are subject to risks and uncertainties that could cause actual results and events to differ materially from those anticipated, including, but not limited to, risks and uncertainties related to: Nexavar being our only approved product; we may never receive marketing approval for carfilzomib or regorafenib; competition; failures or delays in our clinical trials or the regulatory process; dependence on our collaborative relationship with Bayer; if approved, we or Bayer, as the case may be, may be unsuccessful in launching, maintaining adequate supply of or obtaining reimbursement for carfilzomib or regorafenib; market acceptance and the rate of adoption of our products; pharmaceutical pricing and reimbursement pressures; serious adverse side effects, if they are associated with Nexavar, regorafenib or carfilzomib; government regulation; possible failure to realize the anticipated benefits of business acquisitions or strategic investments; protection of our intellectual property; the indebtedness incurred through the sale of our 4.0% convertible senior notes due 2016; and product liability risks. Reference should be made to Onyx’s Annual Report on Form 10-K for the year ended December 31, 2010 filed with the Securities and Exchange Commission as updated by Onyx’s subsequent Quarterly Reports on Form 10-Q, under the heading “Risk Factors” for a more detailed description of these and other risks. Readers are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date of this release. Onyx undertakes no obligation to update publicly any forward-looking statements to reflect new information, events, or circumstances after the date of this release except as required by law.

(See attached tables)

ONYX PHARMACEUTICALS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share amounts)

(unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2011	2010	2011	2010
Revenue:
Revenue from collaboration agreement	$75,041	$63,696	$210,142	$195,372
License revenue	—	59,165	—	59,165

Total revenue	75,041	122,861	210,142	254,537
Operating expenses:
Research and development (1) (2)	58,532	44,568	184,071	131,394
Selling, general and administrative (1)	42,642	25,924	115,349	77,293
Contingent consideration	5,945	5,622	23,195	101,107
Lease termination exit costs	130	—	10,857	—

Total operating expenses	107,249	76,114	333,472	309,794

Income (loss) from operations	(32,208)	46,747	(123,330)	(55,257)
Investment income	435	628	1,728	2,198
Interest expense	(5,112)	(4,943)	(15,155)	(14,467)
Other income (expense) (3)	25	(862)	(3,776)	(862)

Income (loss) before provision (benefit) for income taxes	(36,860)	41,570	(140,533)	(68,388)
Provision (benefit) for income taxes	—	70	32	(662)

Net (loss) income	$(36,860)	$41,500	$(140,565)	$(67,726)

Net (loss) income per share:
Basic	$(0.58)	$0.66	$(2.22)	$(1.08)

Diluted (4)	$(0.58)	$0.66	$(2.22)	$(1.08)

Computation of diluted shares:
Basic	63,555	62,707	63,328	62,562
Dilutive effect of options	—	142	—	—

Diluted (4)	63,555	62,849	63,328	62,562

(1) Includes employee stock-based compensation charges of:
Research and development	$1,988	$1,075	$4,808	$3,090
Selling, general, and administrative	6,685	4,799	17,565	13,502

Total employee stock-based compensation	$8,673	$5,874	$22,373	$16,592

(2)	Includes a $12.7 million non-cash expense related to the unamortized balance of funding provided to S*BIO which was recorded in the first quarter of 2011.
(3)	Includes a $3.0 million impairment charge which reflects the reassessment of the fair value of Onyx’s equity investment in S*BIO during the first quarter of 2011.
(4)	Under the “if-converted” method, interest and issuance costs and potential common shares related to the Company’s convertible senior notes were excluded in the computation of diluted per share amounts for the three and nine months ended September 30, 2011 and 2010 because their effect would be anti-dilutive.

ONYX PHARMACEUTICALS, INC.

CALCULATION OF REVENUE FROM COLLABORATION AGREEMENT

(In thousands, unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2011	2010	2011	2010
Nexavar product revenue, net (as recorded by Bayer)	$250,340	$226,181	$731,472	$676,665

Nexavar revenue subject to profit sharing (as recorded by Bayer)	$208,683	$191,553	$608,453	$580,399
Combined cost of goods sold, distribution, selling, general and administrative expenses	77,234	78,464	240,774	237,184

Combined collaboration commercial profit	$131,449	$113,089	$367,679	$343,215

Onyx’s share of collaboration commercial profit	$65,725	$56,545	$183,840	$171,607
Reimbursement of Onyx’s shared marketing expenses	6,400	4,727	17,691	17,026
Royalty revenue	2,916	2,424	8,611	6,739

Revenue from collaboration agreement	$75,041	$63,696	$210,142	$195,372

ONYX PHARMACEUTICALS, INC.

RECONCILIATION OF GAAP TO NON-GAAP NET INCOME (LOSS)

(In thousands, except per share amounts)

(unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2011	2010	2011	2010
GAAP net (loss) / income	$(36,860)	$41,500	$(140,565)	$(67,726)
Non-GAAP adjustments:
Contingent consideration	5,945	5,622	23,195	101,107
Employee stock-based compensation	8,673	5,874	22,373	16,592
Imputed interest related to the convertible senior notes due 2016	2,643	2,292	7,587	6,671
Advance funding to S*BIO	—	—	12,666	—
Impairment of equity investment in S*BIO	—	—	3,000	—
Lease termination exit costs	130	—	10,857	—

Non-GAAP net (loss) / income (5)	$(19,469)	$55,288	$(60,887)	$56,644

Computation of non-GAAP diluted net (loss) / income
Non-GAAP net (loss) / income (5)	$(19,469)	$55,288	$(60,887)	$56,644

Add:
Interest and issuance costs related to dilutive convertible senior notes (6)	—	2,532	—	—

Non-GAAP net (loss) / income - diluted (5)	$(19,469)	$57,820	$(60,887)	$56,644

Computation of non-GAAP diluted shares
Basic shares	63,555	62,707	63,328	62,562
Dilutive effect of options	—	142	—	186
Dilutive effect of convertible senior notes (6)	—	5,801	—	—

Non-GAAP diluted shares (5)	63,555	68,650	63,328	62,748

Non-GAAP net (loss) / income per share (5)	$(0.31)	$0.88	$(0.96)	$0.91
Non-GAAP net (loss) / income per share - diluted (5)	$(0.31)	$0.84	$(0.96)	$0.90

(5)	This press release includes the following non-GAAP financial measures: non-GAAP net loss, non-GAAP net loss – diluted, non-GAAP net loss per share, and non-GAAP net loss per share – diluted. The foregoing table reconciles these non-GAAP measures to the most comparable financial measures calculated in accordance with GAAP.

Onyx management uses these non-GAAP financial measures to monitor and evaluate our operating results and trends on an on-going basis and internally for operating, budgeting and financial planning purposes. Onyx management believes the non-GAAP information is useful for investors by offering them the ability to better identify trends in our business and better understand how management evaluates the business. These non-GAAP measures have limitations, however, because they do not include all items of income and expense that affect Onyx. These non-GAAP financial measures that management uses are not prepared in accordance with, and should not be considered in isolation of, or an as alternative to, measurements required by GAAP.

These non-GAAP financial measures exclude the following items from GAAP net loss and diluted per share amounts:

Contingent consideration expense: The effects of contingent consideration expense are excluded due to the nature of this charge, which is related to the change in fair value of the liability for contingent consideration in connection with the acquisition of Proteolix; such exclusion facilitates comparisons of Onyx’s operating results to peer companies.

Employee stock-based compensation: The effects of employee stock-based compensation are excluded because of varying available valuation methodologies, subjective assumptions and the variety of award types; such exclusion facilitates comparisons of Onyx’s operating results to peer companies.

Imputed interest related to the convertible senior notes due 2016: The effects of imputed interest related to the convertible senior notes due 2016 are excluded because this expense is non-cash; such exclusion facilitates comparisons of Onyx’s cash operating results to peer companies.

Advance funding to S*BIO and impairment of equity investment in S*BIO: The effects of the termination of the S*BIO collaboration agreement are excluded because they do not relate to the normal and recurring transactions of Onyx’s business; such exclusion allows for a better representation of the ongoing economics of the business, facilitates comparison to peer companies and is reflective of how Onyx management internally manages the business.

Lease termination exit costs: The effects of lease termination exit costs are excluded because they represent non-cash items that relate to Onyx’s exit from facilities it previously occupied in Emeryville and in South San Francisco, California.

(6)	Under the “if-converted” method, interest and issuance costs and potential common shares related to the Company’s convertible senior notes were excluded from non-GAAP diluted per share amounts for the three and nine months ended September 30, 2011 and 2010 because their effect would be anti-dilutive.

ONYX PHARMACEUTICALS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

	September 30,
	2011	December 31,
	(unaudited)	2010(7)
Assets
Cash, cash equivalents and current marketable securities	$506,887	$549,313
Other current assets	70,167	95,871

Total current assets	577,054	645,184
Marketable securities, non-current	22,841	28,555
Property and equipment, net	19,650	10,822
Intangible assets - in-process research and development	438,800	438,800
Goodwill	193,675	193,675
Other assets	18,916	35,599

Total assets	$1,270,936	$1,352,635

Liabilities and stockholders’ equity
Current liabilities	$52,192	$72,860
Convertible senior notes due 2016	160,288	152,701
Liability for contingent consideration, non-current	276,653	253,458
Deferred tax liability	157,090	157,090
Other long-term liabilities	24,458	18,952
Lease termination exit costs, non-current	6,990	—
Stockholders’ equity	593,265	697,574

Total liabilities and stockholders’ equity	$1,270,936	$1,352,635

(7)	Derived from the audited financial statements included in the Company’s Annual Report on Form 10-K for the year-ended December 31, 2010.